UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2006

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2006, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Apogee Enterprises, Inc. (the “Company”), the Company’s shareholders approved the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan (the “Amended and Restated Plan”). Similar to the prior version of the plan (the “Prior Plan”), the Amended and Restated Plan authorizes the grant of stock options and several other types of stock-based awards. The Amended and Restated Plan adopted by the Company’s shareholders, however:

•	increased the number of common shares available under the Prior Plan by 1,600,000 shares to a total of 3,400,000 common shares;

•	increased the number of common shares available for grants of incentive stock options under the Prior Plan by 1,280,000 shares to a total of 2,720,000 common shares;

•	added a provision to the Prior Plan restricting grants of restricted stock, restricted stock units and performance awards to 1,700,000 shares;

•	amended the share counting provisions of the Prior Plan to provide that shares tendered by a participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will not be available for future grants under the plan;

•	amended the share counting provisions of the Prior Plan to provide that if stock appreciation rights are settled in shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the plan;

•	amended the provisions in the Prior Plan relating to performance awards to add performance metrics and additional requirements in order for such awards to constitute awards of “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code; and

•	added a provision to the Prior Plan that prohibits repricing of stock appreciation rights without shareholder approval.

No other amendments to the Prior Plan were contained in the Amended and Restated Plan.

This summary of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein. A more detailed summary of the Amended and Restated Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 18, 2006.

Item 8.01 Other Events.

At the Annual Meeting, the Company’s shareholders elected Richard V. Reynolds to serve as a Class III director until the 2007 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Reynolds, age 57, has served as senior manager of BearingPoint, Inc., an international management and technology consulting firm headquartered in McLean, VA, since 2005. Mr. Reynolds has also been a principal of VanFleet Group, LLC, an aerospace consulting firm, since 2006. He retired from the U.S. Air Force as a lieutenant general in 2005, having served as vice commander, Air Force Material Command since 2003, where he was responsible for a workforce of 78,000 and a $47-billion annual budget. During his 34 years with the Air Force, Mr. Reynolds held various leadership positions and managed more than 25 major development and production programs, including development and testing of complex aerospace systems.

Also at the Annual Meeting, the Company’s shareholders re-elected Bernard P. Aldrich, Sara L. Hays, Russell Huffer and John T. Manning as Class II directors who will serve until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualified.

A press release, dated June 28, 2006, announcing Mr. Reynolds’ election to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan.

99.1	Press Release issued by Apogee Enterprises, Inc. dated June 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: June 29, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan.

99.1	Press Release issued by Apogee Enterprises, Inc. dated June 28, 2006.